Exhibit 99.2

Guidance Enters into Definitive Merger Agreement with OpenText

PASADENA, Calif. – July 26, 2017 – Guidance Software (NASDAQ:GUID), the makers of EnCase®, the gold standard in forensic security, today announced that it has entered into a definitive agreement to be acquired by OpenText™ (NASDAQ:OTEX) (TSX:OTEX), the global leader in Enterprise Information Management (EIM).

Under the terms of the merger agreement, OpenText will commence a tender offer to acquire all outstanding shares of Guidance Software common stock in a transaction valued at approximately $240 million.  Subject to the terms and conditions of the offer, Guidance stockholders will receive $7.10 per share in cash for each outstanding share of common stock held.

“Our board of directors has carefully evaluated the merger proposal by OpenText and believes it represents the best value reasonably attainable for our stockholders and will benefit our customers and employees,” said Patrick Dennis, Guidance President and CEO. “We believe this all-cash transaction offers our stockholders liquidity and certainty of value. Joining with OpenText is a new beginning for Guidance products, customers and employees.”

The merger has been unanimously approved by the Board of Directors of Guidance and is expected to close in the third quarter of calendar year 2017.  Consummation of the transaction is subject to customary closing conditions, including the receipt of regulatory approvals and the tender of a majority of the shares of Guidance Software common stock in the offer.

Morgan Stanley and Atlas Technology Group are serving as financial advisors and Latham & Watkins is acting as legal counsel to Guidance.

About Guidance Software

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known-so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. The makers of EnCase®, the gold standard in forensic security, Guidance provides a mission-critical foundation of market-leading applications that offer deep 360-degree visibility across all endpoints, devices and networks, allowing proactive identification and remediation of threats. From retail to financial institutions, our field-tested and court-proven solutions are deployed on an estimated 35 million endpoints at more than 70 of the Fortune 100 and hundreds of agencies worldwide, from beginning to endpoint.

Guidance Software®, EnCase® and EnForce™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Notice to Investors

The tender offer for all of the outstanding shares of common stock of the Guidance Software, Inc. (the “Company”) (the “Offer”) has not yet commenced.  This press release is not an offer to buy nor a solicitation of an offer to sell any securities of the Company.  The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Open Text Corporation (“OpenText”) and Galileo Acquisition Sub Inc. (“Purchaser”) intend to file with the U.S. Securities and Exchange Commission (the “SEC”).  In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the merger of Purchaser with and into the Company, with the Company surviving as a wholly-owned subsidiary of OpenText (the “Merger”), free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the Offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.guidancesoftware.com, and any such documents filed with or furnished to the SEC by OpenText at www.opentext.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements.  Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on the Company’s current beliefs and expectations.  These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger.  The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business.  These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of shares of Company common stock tendered in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the Offer materials to be filed by OpenText and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Guidance Software

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

GUID-F